UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

MKS INSTRUMENTS, INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	000-23621	04-2277512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 978 645-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on April 1, 2024, Seth H. Bagshaw retired as Executive Vice President, Chief Financial Officer and Treasurer of MKS Instruments, Inc. (the “Company”). Mr. Bagshaw will remain employed in the role of special advisor to the Company until May 1, 2024.

Following Mr. Bagshaw’s retirement, on April 1, 2024, John T.C. Lee, President and Chief Executive Officer of the Company, assumed the role of principal financial officer of the Company on an interim basis while the Company continues its search for Mr. Bagshaw’s successor.

Dr. Lee’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 27, 2024, which information is incorporated herein by reference. There are no arrangements or understandings between Dr. Lee and any other persons pursuant to which Dr. Lee assumed the role of principal financial officer of the Company. There are also no family relationships between Dr. Lee and any other director or executive officer of the Company. In addition, Dr. Lee has no direct or indirect material interest in any “related person” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

Date: April 1, 2024	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke Title: Executive Vice President, General Counsel & Secretary